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                                                     EXHIBIT (a) (6)

                WRITTEN INSTRUMENT AMENDING
        THE AGREEMENT AND DECLARATION OF TRUST OF
                    THE GCG TRUST

        The undersigned, being a majority of the Trustees of The GCG Trust (the "Trust"), hereby amend the Trust's Agreement and Declaration of Trust, which was Amended and Restated on March 19, 1996 and further amended on June 10, 1996, January 23, 1997, January 12, 1998, and February 16, 1999 ("Declaration of Trust"), as follows:

    Acting pursuant to Section 1.1 of the Declaration of Trust, under which the names of the Trust and Series are designated, pursuant to Section 6.2, heretofore having been divided into thirty-seven separate series (each a "Series," and collectively, the "Series"), the undersigned Trustees hereby amend Section 6.2 of the Declaration of Trust to change the name of the "Growth & Income Series" to the "Capital Growth Series."

    This instrument may be executed in counterparts.

    IN WITNESS WHEREOF, the undersigned have caused these presents to be executed as of the 30th day of June, 1999.

                                    /s/R. Brock Armstrong
                                    ------------------------------
                                    R. Brock Armstrong

                                    /s/Barnett Chernow
                                    ------------------------------
                                    Barnett Chernow

                                    /s/J. Michael Earley
                                    ------------------------------
                                    J. Michael Earley

                                    /s/R. Barbara Gitenstein
                                    ------------------------------
                                    R. Barbara Gitenstein

                                    /s/Robert A. Grayson
                                    ------------------------------
                                    Robert A. Grayson

                                    /s/Elizabeth J. Newell
                                    ------------------------------
                                    Elizabeth J. Newell

                                    /s/Stanley B. Siedler
                                    ------------------------------
                                    Stanley B. Siedler

                                    /s/Roger B. Vincent
                                    ------------------------------
                                    Roger B. Vincent


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                PRESIDENT'S CERTIFICATE

        The undersigned, being the duly elected, qualified and active President of The GCG Trust (the "Trust"), hereby certifies, pursuant to Section 11.4 of the Trust's Agreement and Declaration of Trust ("Declaration of Trust"), that the amendment to the Declaration of Trust, dated June 30, 1999, has been duly adopted in accordance with the provisions of the Declaration of Trust.





Dated: June 30, 1999        /s/ R. Brock Armstrong
                            ------------------------------
                            R. Brock Armstrong
                            President





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